EXHIBIT 4.6

                                 FIRST AMENDMENT

     FIRST AMENDMENT (this "AMENDMENT"), dated as of August 8, 2000, to the Senior Credit Agreement, dated as of June 13, 2000 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Southwestern Life Holdings, Inc. (the "Borrower"), the Lenders party thereto, ING (U.S.) Capital, LLC, as Administrative Agent (the "Administrative Agent").

                                    RECITALS

     WHEREAS, the Borrower, the Lenders and the Administrative Agent have entered into the Credit Agreement and the Borrower and the Majority Lenders have agreed to amend a provision of the Credit Agreement as more fully set forth below.

     THEREFORE, in consideration of the foregoing and the covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Administrative Agent and the Lenders signatory hereto, hereby agree as follows:

     1. Amendment to Credit Agreement.

     The definition of "Consolidated Net Income" in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

     "'Consolidated Net Income' shall mean the sum of the pre-tax statutory income of each Insurance Subsidiary (other than Pacific Life) as set forth on Line 29 of the quarterly or annual, as applicable, Statutory Statement of such Insurance Subsidiary."

     2. Effectiveness. This Amendment shall not be effective until such time as the Borrower and as many Lenders as may be necessary to comprise the "Majority Lenders" have indicated their consent by the execution and delivery of the signature pages hereof to the Administrative Agent.

     3. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

     (a) the execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of the Borrower. The execution, delivery and performance by the Borrower of this Amendment and the consummation of the transactions contemplated by this Amendment do not and will not (a) violate any provision of any law or governmental rule or regulation applicable to the Borrower, the organizational documents of the Borrower, or any order, judgment or decree of any court or other agency of governmental binding on the Borrower, (b) conflict with, result in a

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breach of or  constitute  (with  due  notice or lapse of time or both) a default under any material contract of the Borrower, (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any of its Subsidiaries, or (d) require the approval of the shareholders of the Borrower or any approval or consent of any Person under any contract, except for such approvals or consents which will be obtained on or before the date hereof and disclosed in writing to the Lenders and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Change;

     (b) this Amendment has been duly executed and delivered by the Borrower and is the legally valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability;

     (c) on or as of the date hereof, (i) before giving effect to this Amendment and the transactions contemplated hereunder, no Default or Event of Default has occurred and is continuing (other than with respect to Section 8.10) and (ii) after giving effect to this Amendment and the transactions contemplated hereunder, no Default or Event of Default has occurred and is continuing ; and

     (d) the representations and warranties of the Borrower contained in the Credit Agreement and the Related Documents are true and correct on and as of the date hereof as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to a specific date.

     4. Status of Credit Agreement and Documents. This Amendment is limited solely for the purposes and to the extent expressly set forth herein, and, except as expressly modified hereby, the terms, provisions and conditions of the Credit Agreement and Related Documents and the Liens granted thereunder shall continue in full force and effect and are hereby ratified and confirmed in all respects.

     5. Counterparts. This Amendment may be executed in any number of counterparts all of which, taken together, shall constitute one Amendment. In making proof of this Amendment, it shall only be necessary to produce the counterpart executed and delivered by the party to be charged.

     6. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment have the meanings provided in the Credit Agreement.

     7.  Governing  Law. THIS  AMENDMENT AND THE RIGHTS AND  OBLIGATIONS  OF THE
PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

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     IN WITNESS WHEREOF,  the parties hereto have caused this First Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                               SOUTHWESTERN LIFE HOLDINGS, INC.

                               By:/s/David A. Commons
                                  -----------------------------
                               Name: David A. Commons
                               Title: Sr. Vice President and
                                       Chief Financial Officer

                               ING (U.S.)
                               CAPITAL LLC, as Administrative Agent and a Lender


                               By:/s/Mary Forstner
                                  -----------------------------
                               Name: Mary Forstner
                               Title: Associate

                               DRESDNER BANK AG, NEW YORK AND
                                GRAND CAYMAN BRANCHES


                               By:/s/George T. Ferguson, IV
                                  -----------------------------
                               Name: George T. Ferguson, IV
                               Title: Assistant Vice President

                               By:/s/Lloyd C. Stevens
                                  -----------------------------
                               Name: Lloyd C. Stevens
                               Title: Vice President

                               FLEET NATIONAL BANK


                               By:/s/Holly A. O'Neill
                                  -----------------------------
                               Name: Holly A. O'Neill
                               Title: Vice President

                               CREDIT LYONNAIS NEW YORK BRANCH

                               By:
                                  -----------------------------
                               Name:___________________________
                               Title:__________________________

                               GENERAL ELECTRIC CAPITAL CORPORATION


                               By:/s/Woodrow Broaders, Jr.
                                  -----------------------------
                               Name: Woodrow Broaders, Jr.
                               Title: Authorized Signatory